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Exhibit 21.1

JDS Uniphase Corporation
List of Legal Entities
as of July 2, 2011

	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Advanced Digital Optics, Inc.	California
4	Circadiant Systems, Inc.	Delaware
5	da Vinci Systems LLC	Delaware
6	E20 Communications Inc.	Delaware
7	JDS Uniphase Asia Holdings, Inc.	Delaware
8	JDSU Acterna Holdings LLC	Delaware
9	JDS Uniphase Corporation	Delaware
10	JDSU Communications Corporation	Nevada
11	JDSU Label LLC	California
12	JDSU Norwood LLC	Delaware
13	JDSU Optical Corporation	Massachusettes
14	Lightwave Electronics Corporation	California
15	OPKOR, Inc.	New York
16	Optical Coating Laboratory, LLC	Delaware
17	Photonic Power Systems, Inc.	California
18	Ramar Corporation	Massachusettes
19	SDL Optics, Inc.	Delaware
20	SDL PIRI, Inc.	Delaware
21	Test-Um, Inc.	California
22	TTC Federal Systems, Inc.	Delaware
23	TTC International Holdings Inc.	Delaware
24	Uniphase FSC	California
INTERNATIONAL
25	Acterna France SAS	France
26	Acterna Investments Ltd.	Guernsey
27	Agility Communications Europe Limited	United Kingdom
28	Casabyte Limited	United Kingdom
29	da Vinci Technologies Pte Ltd.	Singapore
30	Dynatech Hong Kong Limited	Hong Kong
31	Flex Co., Ltd.	Beijing
32	JDS Fitel (Barbados) Inc.	Barbados
33	JDS Uniphase (Israel) Limited	Israel
34	JDS Uniphase KK	Japan
35	JDS Uniphase Asia Ltd.	Hong Kong
36	JDS Uniphase Canada Ltd	Canada
37	JDSU Communication Technology (Shenzhen) Co. Ltd	China
38	JDS Uniphase France, S.A.S.	France
39	JDS Uniphase Inc.	Canada
40	JDS Uniphase Nova Scotia Company	Nova Scotia
41	JDS Uniphase Singapore Pte Limited	Singapore
42	JDSU (Beijing) Ltd	Beijing
43	JDSU (Greater China) Ltd	Hong Kong

	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
INTERNATIONAL (continued)
44	JDSU (Hong Kong) Ltd.	Hong Kong
45	JDSU AOT (Suzhou) Ltd	China
46	JDSU Australia Pty Ltd.	Australia
47	JDSU Austria GmbH	Austria
48	JDSU Benelux B.V.	Netherlands
49	JDSU de Mexico S.A. de C.V.	Mexico
50	JDSU Deutschland GmbH	Germany
51	JDSU Do Brasil Ltda. & Cia	Brazil
52	JDSU Haberlesme Test ve Ölçüm Teknolojileri Tic. Ltd. Sti.	Turkey
53	JDSU Holdings GmbH	Germany
54	JDSU India Pvt. Ltd.	India
55	JDSU International GmbH	Germany
56	JDSU Italia s.r.l.	Italy
57	JDSU Korea Ltd	Korea
58	JDSU Malaysia Sdn Bhd	Malaysia
59	JDSU Nordic AB	Sweden
60	JDSU Polska Sp.z.o.o.	Poland
61	JDSU Schweiz AG	Switzerland
62	JDSU Singapore Pte Ltd	Singapore
63	JDSU Spain S.A.	Spain
64	JDSU T&M Japan KK	Japan
65	JDSU T&M Singapore Pte Ltd	Singapore
66	JDSU UK Ltd.	United Kingdom
67	JDSU World Holdings GmbH & Co. KG	Germany
68	TTC Asia Pacific Ltd.	Hong Kong

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JDS Uniphase Corporation List of Legal Entities as of July 2, 2011